UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION
13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2010 (February 8, 2010)

FIVE STAR QUALITY CARE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-16817	04-3516029
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-796-8387
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 8, 2010, the board of directors of Five Star Quality Care, Inc., or the Company, adopted amended and restated bylaws of the Company.  The amended and restated bylaws change the voting standard to provide that in an uncontested election for directors, a majority of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director.  The voting standard for an election of directors is otherwise unchanged.

The amended and restated bylaws also change Section 2.14.1(b) of the bylaws to provide that, in the event an annual meeting of the Company is called for a date that is more than 30 days earlier or later than the first anniversary of the preceding year's annual meeting, notice of stockholder nominations for election to the Company’s board or other proposals must be given to the Company no later than 5:00 p.m. on the 10th day following the earlier of the day on which: (i) notice of the date of the annual meeting is mailed or otherwise made available, or (ii) a public announcement of the date of the annual meeting is first made.

The foregoing description of the Company’s amended and restated bylaws is not complete and is subject to and qualified in its entirety by reference to the amended and restated bylaws, a copy of which is attached as Exhibit 3.1, and which amended and restated bylaws are incorporated herein by reference. In addition, a marked copy of the Company’s amended and restated bylaws indicating changes made to the Company’s bylaws as they existed immediately prior to the adoption of those amended and restated bylaws is attached as Exhibit 3.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Bylaws of Five Star Quality Care, Inc. adopted February 8, 2010

3.2	Amended and Restated Bylaws of Five Star Quality Care, Inc. adopted February 8, 2010 (marked copy)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR QUALITY CARE, INC.

By: /s/ Paul V. Hoagland
Name: Paul V. Hoagland
Title: Treasurer and Chief Financial Officer

Dated:  February 10, 2010

EXHIBIT INDEX

Exhibit	Description

3.1	Amended and Restated Bylaws of Five Star Quality Care, Inc. adopted February 8, 2010

3.2	Amended and Restated Bylaws of Five Star Quality Care, Inc. adopted February 8, 2010 (marked copy)